EXHIBIT 10.2
                                                                     TRANSLATION
                            EQUITY PURCHASE AGREEMENT

PARTIES OF THIS AGREEMENT:

PARTY A:        Beijing Sande ShangMao Co., Ltd.
Address:        No. 11 Shixing Street, Shijingshan Badachu,
                Hi-Tech Park, Beijing, China
Legal Representative:     Gao Chen
Nationality:    People's Republic of China

Party B:        American Metal Technology (Lang Fang) Co., Ltd.
Address:        Hi-Tech Park, Lang Fang, Hebei, China
Legal Representative:     Gao Chen
Nationality:    China

PARTY C:        American Metal Technology Group
Address:        600 Wilshire Blvd., Suite 1253, Los Angeles, CA 90017
Legal Representative:     Richard Cheuk Lui
Nationality:    United States of America

      Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("TongYuan") resides in People's Republic of China ("China"), with Corporation Business License Number:
1101061345177 (1-1), registered capital of RMB 2 million. Party A is an existing shareholder of TongYuan, with 20% holding of TongYuan equities. Hereby, Party A is willing to exchange its holding of 20% TongYuan equity with Party B. At the same time, Party C is willing to exchange newly issued stock equivalent to 18% of its total outstanding common stock on a fully diluted basis with 20% of TongYuan equity held by Party A. According to appropriate laws and regulations of the People's Repubic of China, all parties of this Equity Purchase Agreement, based on equality and mutual benefit, through friendly negotiation, reached mutual agreement on certain terms and conditions, hereby, set forth as stated below:

      Section 1 Entity and Amount in the Equity Purchase

      Party A agrees to exchange its holding of 20% of TongYuan to Party B, Party B accepts aforementioned stock holding, at the same time, Party C is willing to exchange newly issued stock equivalent to 18% of its total outstanding common stock on a fully diluted basis with Party A. Upon the completion of this Equity Purchase, Party A shall no longer own any equity in TongYuan, instead, Party A shall control 18% of Party C outstanding; Party B controls 20% of TongYuan outstanding.

      Section 2 Equity Purchase Date and Method

      Within three months from the date of signature set forth in Section 11(3), Party C shall deliver newly issued stock equivalent to 18% of its total outstanding on a fully diluted basis in accordance to the Corporate Laws of Nevada State, United States, to Party A. Upon receipt of Party C's stock certificate, Party A shall ensure TongYuan has made necessary revisions to its Bylaw and other related legal documents to reflect Party B's ownership of 20% equity outstanding, and deliver the revised Bylaw to Party B as proof.

      Within twelve months from the date of signature set forth in Section 11(3), Party A guarantees Party B that it will assist Party B to conduct all filing, amendment, registration procedures with appropriate government agencies in accordance with the Corporate Law of People's Republic of China. Party B guarantees Party A that it would provide all necessary document to ensure TongYuan complete aforementioned procedures.


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      Section 3 Taxation

      All parties of this Stock Purchase Agreement shall bear any potential tax as a result of this Stock Purchase transaction in accordance with laws and regulations in China.

      Section 4 Arrangement of Management and Employees

      Upon completion of Stock Purchase, Mr. Gao Chen shall continue to act as president of TongYuan, all management shall keep their original posts, and employees continue to work according to existing labor agreements.

      Section 5 Breach of duty

      Upon signing of this agreement, it is binding to all parties, neither party shall breach, if any party breaches this agreement, it shall bear responsibilities in terms of Breach of Contract.

1. Party A represents and warranties that the financial statements and list of assets and properties of TongYuan, are accurate, legal, fair and equitable. Upon the completion of this Stock Purchase transaction, if there's any discrepancy between the financial records and list of assets and properties provided and actual situation, Party A shall be responsible in compensating Party B amount equivalent to the discrepancy.
2. Party C represents and warranties that the financial statements and list of assets and properties it has provided, are accurate, legal, fair and equitable. Upon the completion of this Stock Purchase transaction, if there's any discrepancy between the financial records and list of assets and properties provided and actual situation, Party C shall be responsible in compensating Party A amount equivalent to the discrepancy.

      Section 6   Methods to resolve dispute

      Any dispute caused by or related to this Agreement, each party shall, first, resolve the dispute by friendly negotiation. In the event of failure in negotiation, either party has rights to pursue legal actions with appropriate court in China.

      Section 7 Applicable Law

      The methods in conclude, effect, exercise, interpretation, breach of duty, dispute are all applicable under law of China.

      Section 8 Effective and Termination
      This agreement is effective on the date set forth below and upon completion of both parties signatures.

      Section 9 Miscellaneous

1. Any issue not covered by this agreement, shall be amended by mutual negotiation between the parties and complete an addendum to this Agreement
2. The parties shall execute 4 originals of this agreement, each party shall possess one original, two originals shall be submitted to related government agencies, all agreements have same legal effect.
3.   This agreement is entered into by both parties as of August 8, 2004.


Party A:  Beijing Sande Technology (Holding) Co., Ltd.

Legal Representative:     /s/ Gao Chen

Party B:        American Metal Technology Group (Lang Fang) Co., Ltd.
Address:        Hi-Tech Park, Lang Fang, Hebei, China
Legal Representative:     /s/ Gao Chen

Party C:   American Metal Technology Group

Legal Representative:     /s/ Richard Lui